================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)

                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT  [ ]

FILED BY A PARTY OTHER THAN THE REGISTRANT  [X]

CHECK THE APPROPRIATE BOX:

[ ]   PRELIMINARY PROXY STATEMENT
[ ]   DEFINITIVE PROXY STATEMENT            [ ]  CONFIDENTIAL, FOR USE OF THE
[ ]   DEFINITIVE ADDITIONAL MATERIALS            COMMISSION ONLY (AS PERMITTED)
[X]   SOLICITING MATERIAL PURSUANT TO            BY RULE 14A-6(E)(2)
      RULE 14A-12


                                    ICO, INC.
--------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                           TRAVIS STREET PARTNERS, LLC
--------------------------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)



PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X]  NO FEE REQUIRED.

[ ] FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES 14A-6(I)(4) AND 0-11.

      (1)   TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:
            NOT APPLICABLE

      --------------------------------------------------------------------------
      (2) AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES: NOT APPLICABLE.

      --------------------------------------------------------------------------
      (3)   PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION
            COMPUTED PURSUANT TO EXCHANGE ACT RULE 0-11 (SET FORTH THE
            AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW
            IT WAS DETERMINED): NOT APPLICABLE.

      --------------------------------------------------------------------------

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      (4)   PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:  NOT APPLICABLE.

      --------------------------------------------------------------------------
      (5)   TOTAL FEE PAID:  NOT APPLICABLE.

      --------------------------------------------------------------------------

[ ]  FEE PAID PREVIOUSLY WITH PRELIMINARY MATERIALS:

[ ] CHECK BOX IF ANY PART OF THE FEE IS OFFSET AS PROVIDED BY EXCHANGE ACT RULE 0-11(A)(2) AND IDENTIFY THE FILING FOR WHICH THE OFFSETTING FEE WAS PAID PREVIOUSLY. IDENTIFY THE PREVIOUS FILING BY REGISTRATION STATEMENT NUMBER, OR THE FORM OR SCHEDULE AND THE DATE OF ITS FILING.

      (1)       AMOUNT PREVIOUSLY PAID:  NOT APPLICABLE.

      --------------------------------------------------------------------------
      (2)       FORM, SCHEDULE OR REGISTRATION STATEMENT NO.:  NOT APPLICABLE.

      --------------------------------------------------------------------------
      (3)       FILING PARTY:  NOT APPLICABLE.

      --------------------------------------------------------------------------
      (4)       DATE FILED:  NOT APPLICABLE.

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

TSP MESSAGE 1:                                                  1/12/01 10:24 pm
by: timgollin                                                  Msg: 1400 of 1427
    ---------


We apologize for the slow reply to your comments in recent days. You will find many answers to your questions about our methodology for valuation, our strategy, and other topics in following posts.

We do anticipate posting additional comments in the future. Please feel free to contact us at info@travisstreetpartners.com with comments, information about your shareholdings, or other thoughts, and please visit our website at www.travisstreetpartners.com for our latest filings and postings.


Please bear in mind that other people's comments on bulletin boards, including the comments we have quoted here, represent the opinions of the writers and do not necessarily reflect our own opinion, nor are we responsible for any postings other than our own.

Respectfully yours,

Timothy Gollin, Manager
TRAVIS STREET PARTNERS, LLC

* * * * *

CERTAIN ADDITIONAL INFORMATION
The participants in the proposed solicitation of proxies ("TSP Participants") are TSP and the following persons who are, or have funded capital contributions of, members of TSP: Chris N. O'Sullivan, Timothy J. Gollin, Christopher P. Scully, A.

John Knapp, James D. Calaway, Charles T. McCord, III, a joint venture between McCord and Calaway, John V. Whiting, Freeman Capital Management LLC, Robert Whiting, Randall Grace, R. Allen Schubert and Stephen F. Martin. In aggregate, the TSP Participants beneficially own 1,158,300 shares of ICO's common stock or 5.11% of such shares outstanding (based on ICO's Annual Report on Form 10-K for the fiscal year ended September 30, 2000). TSP has filed a preliminary proxy statement with the Securities and Exchange Commission (SEC) in connection with a proposed solicitation that the TSP Participants may make with respect to shareholder proxies for the 2001 Annual Meeting of Shareholders of ICO. The Preliminary Proxy Statement contains important information, including additional information about the views and members of TSP as well as the individuals that TSP intends to nominate for election to the ICO Board of Directors. You should read the Preliminary Proxy Statement in its entirety. It can be obtained at no charge on the SEC's web site at http://www.sec.gov/ or by requesting a copy from MacKenzie Partners, Inc., (212) 929-5500 (call collect) or (800) 322-2885 (toll-free).

RE MESSAGE 1365                                                 1/12/01 10:34 pm
by: timgollin                                                  Msg: 1401 of 1427
    ---------

Message 1365: "With results like this how does management ever expect shareholders to vote for their current slate of directors ?".

By law, every public company's proxy statement has to show the performance of the company's public stock against a peer group (management gets to hand-select its peers) and against broad market indices.

As this message points out, ICO's preliminary proxy filings show that ICO common stock is down 52% over the 1995 -2000 reporting period while the oilfield services index is up 246%. Even the dismal specialty chemical sector (in which the Pacholders chose to invest $120 million) is up almost 110%.

In view of the disastrous company performance highlighted in ICO's proxy statement, the Board of Directors did not fire management. The rules are different at ICO. Your Board of Directors decided to punish the Pacholders this year for this appalling performance with a record $600,000+ . . . raise. Here's how:

- Sylvia A. Pacholder's pay increased by $208,000, 50% more than 1999, to
$513,000
- Asher O. Pacholder's pay increased by $116,000, 30% more than 1999, to
$410,000
- Robin E. Pacholder's pay increased by $70,000, 45%+ more than 1999, to
$218,000

- David M. Gerst's pay increased by $68,000, 55%+ more than 1999, and more than double 1998, to $197,000 (he's the son-in-law)
- Tom D. Pacholder's pay increased by $35,000, 40%+ pay increase to $119,000

AND ON TOP OF THESE:

- Sylvia A. Pacholder got 75,000 options at a $1.75 strike price - more than $60,000 of compensation at today's prices
- Asher O. Pacholder got 75,000 options at a $1.75 strike price - more than $60,000 of compensation at today's prices
- Robin E. Pacholder got 25,000 options at a $1.75 strike price - more than $12,000 of compensation at today's prices
- David M. Gerst got 50,000 options at a $1.75 strike price - more than $24,000 of compensation at today's prices

In case you were wondering, just the raises given to the Pacholder family last year are nearly double the Company's earnings. Total Pacholder family compensation exceeds 5x earnings and ballooned to an all-time high of $1.6 million.

Please bear in mind that other people's comments on bulletin boards, including the comments we have quoted here, represent the opinions of the writers and do not necessarily reflect our own opinion, nor are we responsible for any postings other than our own.

Respectfully yours,

Timothy Gollin, Manager
TRAVIS STREET PARTNERS, LLC

* * * * *

CERTAIN ADDITIONAL INFORMATION
The participants in the proposed solicitation of proxies ("TSP Participants") are TSP and the following persons who are, or have funded capital contributions of, members of TSP: Chris N. O'Sullivan, Timothy J. Gollin, Christopher P. Scully, A. John Knapp, James D. Calaway, Charles T. McCord, III, a joint venture between McCord and Calaway, John V. Whiting, Freeman Capital Management LLC, Robert Whiting, Randall Grace, R. Allen Schubert and Stephen F. Martin. In aggregate, the TSP Participants beneficially own 1,158,300 shares of ICO's common stock or 5.11% of such shares outstanding (based on ICO's Annual Report on Form 10-K for the fiscal year ended September 30, 2000). TSP has filed a preliminary proxy statement with the Securities and Exchange Commission (SEC) in connection with a proposed solicitation that the TSP Participants may make with respect to shareholder proxies for the 2001 Annual Meeting of Shareholders of ICO. The Preliminary Proxy Statement contains important information, including additional information about the views and members of TSP as well as the individuals that TSP intends to nominate for election to the ICO Board of Directors. You should read the Preliminary Proxy Statement in its entirety. It can be obtained at no charge on the SEC's web site at http://www.sec.gov/ or by requesting a copy from MacKenzie Pa

RE MESSAGES 1363 AND 1362                                       1/12/01 10:36 pm
by: timgollin                                                  Msg: 1402 of 1427
    ---------

Message 1363: "Of course, $39m could buy a lot."

Our reading of the indenture for the Senior Notes indicates that the Pacholders cannot commence a stock buyback for the same reason they cannot pay a dividend - it's prohibited by the terms of the indenture. Before anyone - including the Pacholders or TSP - can do much of anything with ICO assets, we believe the rights of the Senior Notes must be considered. That would mean a redemption, a defeasance, or a waiver of covenants .

Message 1362: "Do you know how much of the outstanding stock could be bought by Travis ?"

Since TSP is not trying to make a quick buck on the stock, then disappear, right now we are not motivated to accumulate a huge position. In fact, for strategic reasons, buying 15% just doesn't make sense.

First of all, the Company's Poison Pill, if it is valid, prevents us from buying more than 14.9%. Second of all, right now, we just don't see any real advantage to TSP in buying more in the open market. Yes, we could buy below our offer price. But that doesn't save us a lot of money, and against that, at least for the moment, we don't want to be marooned with an illiquid 15% ownership position in ICO if the Board continues to refuse to enhance shareholder value.

Finally, because every shareholder we've talked to (other than ICO board members, who have not given us an opinion) agrees that it's time for management change at ICO, right now we don't think there is a compelling reason for us to buy stock to have more votes. More stock means more capital exposure to an indifferent Board. In this stock, more ownership most certainly means a higher risk of loss.

Naturally, TSP is reserving the right to acquire more shares at any point in the future, assuming they are available on the market and the price is attractive. Obviously, we are reviewing our investment strategy on a continuous basis and will continue to take actions appropriate to our business interests as we see fit from time to time.

Please bear in mind that other people's comments on bulletin boards, including the comments we have quoted here, represent the opinions of the writers and do not necessarily reflect our own opinion, nor are we responsible for any postings other than our own.

Respectfully yours,

Timothy Gollin, Manager
TRAVIS STREET PARTNERS, LLC

* * * * *

CERTAIN ADDITIONAL INFORMATION
The participants in the proposed solicitation of proxies ("TSP Participants") are TSP and the following persons who are, or have funded capital contributions of, members of TSP: Chris N. O'Sullivan, Timothy J. Gollin, Christopher P. Scully, A. John Knapp, James D. Calaway, Charles T. McCord, III, a joint venture between McCord and Calaway, John V. Whiting, Freeman Capital Management LLC, Robert Whiting, Randall Grace, R. Allen Schubert and Stephen F. Martin. In aggregate, the TSP Participants beneficially own 1,158,300 shares of ICO's common stock or 5.11% of such shares outstanding (based on ICO's Annual Report on Form 10-K for the fiscal year ended September 30, 2000). TSP has filed a preliminary proxy statement with the Securities and Exchange Commission (SEC) in connection with a proposed solicitation that the TSP Participants may make with respect to shareholder proxies for the 2001 Annual Meeting of Shareholders of ICO. The Preliminary Proxy Statement contains important information, including additional information about the views and members of TSP as well as the individuals that TSP intends to nominate for election to the ICO Board of Directors. You should read the Preliminary Proxy Statement in its entirety. It can be obtained at no charge on the SEC's web site at http://www.sec.gov/ or by requesting a copy from MacKenzie Partners, Inc., (212) 929-5500 (call collect) or (800) 322-2885 (toll-free).

MESSAGE 1360                                                    1/12/01 10:39 pm
by: timgollin                                                  Msg: 1403 of 1427
    ---------

Message 1360: "I wonder what a thorough analysis of ICO books . . would reveal."

So do we. And we have heard plenty of stories that pique our curiosity. We are keenly interested in a look at the company's books, especially with respect to management compensation issues.

January 9 was my birthday, and one of my birthday presents was the surprise Pacholder disclosure of all of the various voting agreements, dating back to 1995, which they have extracted from the sellers of companies ICO has acquired. Clearly TSP proxy materials flushed this one out: the fact that Asher and Sylvia Pacholder have been awarding themselves personally voting rights on the stock they gave to the sellers of the companies ICO bought. Seemingly by magic, this year, after six years with virtually no disclosure, a paragraph describing each transaction appeared in the preliminary proxy statement. Question: if the Pacholders were just getting the voting rights as officers of ICO, why didn't the company simply issue non-voting stock ? There are clearly tax issues and compensation issues which require further exploration here.

Another question is why the Pacholders have not updated their 13D filings in accordance with federal securities laws to reflect their changing holdings both with respect to disposition of ICO shares by Pacholder Associates and its affiliates and with respect to ownership of the voting rights mentioned above. The total number of voting rights has dropped to 374,873 from 1,395,092, according to the ICO preliminary proxy materials. These changes should have been filed when they occurred, not picked up later in the proxy statement. We believe that the failure to make timely disclosure of their real ownership and control position could well have misled investors in ICO.

Please bear in mind that other people's comments on bulletin boards, including the comments we have quoted here, represent the opinions of the writers and do not necessarily reflect our own opinion, nor are we responsible for any postings other than our own.

Respectfully yours,

Timothy Gollin, Manager
TRAVIS STREET PARTNERS, LLC

* * * * *

CERTAIN ADDITIONAL INFORMATION
The participants in the proposed solicitation of proxies ("TSP Participants") are TSP and the following persons who are, or have funded capital contributions of, members of TSP: Chris N. O'Sullivan, Timothy J. Gollin, Christopher P. Scully, A. John Knapp, James D. Calaway, Charles T. McCord, III, a joint venture between McCord and Calaway, John V. Whiting, Freeman Capital Management LLC, Robert Whiting, Randall Grace, R. Allen Schubert and Stephen F. Martin. In aggregate, the TSP Participants beneficially own 1,158,300 shares of ICO's common stock or 5.11% of such shares outstanding (based on ICO's Annual Report on Form 10-K for the fiscal year ended September 30, 2000). TSP has filed a preliminary proxy statement with the Securities and Exchange Commission (SEC) in connection with a proposed solicitation that the TSP Participants may make with respect to shareholder proxies for the 2001 Annual Meeting of Shareholders of ICO. The Preliminary Proxy Statement contains important information, including additional information about the views and members of TSP as well as the individuals that TSP intends to nominate for election to the ICO Board of Directors. You should read the Preliminary Proxy Statement in its entirety. It can be obtained at no charge on the SEC's web site at http://www.sec.gov/ or by requesting a copy from MacKenzie Partners, Inc., (212) 929-5500 (call collect) or (800) 322-2885 (toll-free).

MESSAGE 1355                                                    1/12/01 10:41 pm
by: timgollin                                                Msg: 1404 of 1427 -
    ---------

Message 1355: "I surmise Travis isn't interested in petrochemicals."

We ARE interested in petrochemicals. (Actually, let's drop the pretense that it's somehow related to oilfield services and just call it what it is - "plastics". ) Properly managed, we think there is more upside in that business than in oilfield services, starting from today. If ICO offers us the oilfield services business, we'd look at that as a compromise. Our interest, first and foremost, is in buying the whole company.

Please bear in mind that other people's comments on bulletin boards, including the comments we have quoted here, represent the opinions of the writers and do not necessarily reflect our own opinion, nor are we responsible for any postings other than our own.

Respectfully yours,

Timothy Gollin, Manager
TRAVIS STREET PARTNERS, LLC

* * * * *

CERTAIN ADDITIONAL INFORMATION
The participants in the proposed solicitation of proxies ("TSP Participants") are TSP and the following persons who are, or have funded capital contributions of, members of TSP: Chris N. O'Sullivan, Timothy J. Gollin, Christopher P. Scully, A. John Knapp, James D. Calaway, Charles T. McCord, III, a joint venture between McCord and Calaway, John V. Whiting,

Freeman Capital Management LLC, Robert Whiting, Randall Grace, R. Allen Schubert and Stephen F. Martin. In aggregate, the TSP Participants beneficially own 1,158,300 shares of ICO's common stock or 5.11% of such shares outstanding (based on ICO's Annual Report on Form 10-K for the fiscal year ended September 30, 2000). TSP has filed a preliminary proxy statement with the Securities and Exchange Commission (SEC) in connection with a proposed solicitation that the TSP Participants may make with respect to shareholder proxies for the 2001 Annual Meeting of Shareholders of ICO. The Preliminary Proxy Statement contains important information, including additional information about the views and members of TSP as well as the individuals that TSP intends to nominate for election to the ICO Board of Directors. You should read the Preliminary Proxy Statement in its entirety. It can be obtained at no charge on the SEC's web site at http://www.sec.gov/ or by requesting a copy from MacKenzie Partners, Inc.,
(212) 929-5500 (call collect) or (800) 322-2885 (toll-free).

MESSAGES 1354 AND 1353                                          1/12/01 10:43 pm
by: timgollin                                                  Msg: 1405 of 1427
    ---------


Message 1354: "I guess only the parties at the meeting [between Travis Street and the Pacholders] will know what really happened but I imagine that it did not end up cordially"

Actually, from our point of view, our meeting with the Pacholders was anticlimactic.

After we nominated directors, our lawyer got a call from a well-known (and undoubtedly expensive) New York takeover lawyer, - for whom we, the shareholders, are undoubtedly all paying. He asked us if we'd like to meet with the Pacholders. (They could have called us themselves - we answer our phones.) We agreed, and after bickering about venue (we proposed sandwiches at our office; they rebutted with a suite at the St. Regis Hotel, one of Houston's most expensive; obviously, through our ownership in ICO, we effectively wind up paying for 5.02% of the meeting cost while the Pacholders paid for less than 3%), we sat down. They asked what appeared to be a carefully scripted series of questions, and we replied. They didn't give us any encouragement at all, except to drop a few platitudes about their quest for shareholder value. Chris O'Sullivan and I had the feeling at the end that the meeting was on a list of things their lawyer had told them to do to prepare for a proxy fight. We sure didn't get to much of an exchange of ideas.

Message 1353: The ICO Board of Directors "find[s] fault with the proposed deal `process' rather than finding fault with the price"

We were entertained by Dr. Pacholder's language criticizing our `process' rather than the financial merits of the deal. Someone who really wanted to sell might have picked up the phone and called us to say: "Guys, we're really interested in talking to you, especially since you're offering such a good price compared to market value, but do you think you could give us another week to consider your offer ? " That didn't happen.

We looked at their language and think they were saying the following: "Your price is too good for us to refuse, but we sure don't want to lose our jobs. So we will object to something else in your letter."

ICO still hasn't commented on the financial merits of the proposal.

Please bear in mind that other people's comments on bulletin boards, including the comments we have quoted here, represent the opinions of the writers and do not necessarily reflect our own opinion, nor are we responsible for any postings other than our own.

Respectfully yours,

Timothy Gollin, Manager
TRAVIS STREET PARTNERS, LLC

* * * * *

CERTAIN ADDITIONAL INFORMATION
The participants in the proposed solicitation of proxies ("TSP Participants") are TSP and the following persons who are, or have funded capital contributions of, members of TSP: Chris N. O'Sullivan, Timothy J. Gollin, Christopher P. Scully, A. John Knapp, James D. Calaway, Charles T. McCord, III, a joint venture between McCord and Calaway, John V. Whiting, Freeman Capital Management LLC, Robert Whiting, Randall Grace, R. Allen Schubert and Stephen F. Martin. In aggregate, the TSP Participants beneficially own 1,158,300 shares of ICO's common stock or 5.11% of such shares outstanding (based on ICO's Annual Report on Form 10-K for the fiscal year ended September 30, 2000). TSP has filed a preliminary proxy statement with the Securities and Exchange Commission (SEC) in connection with a proposed solicitation that the TSP Participants may make with respect to shareholder proxies for the 2001 Annual Meeting of Shareholders of ICO. The Preliminary Proxy Statement
contains important information, including additional information about the views and members of TSP as well as the individuals that TSP intends to nominate for election to the ICO Board of Directors. You should read the Preliminary Proxy Statement in its entirety. It can be obtained at no charge on the SEC's web site at http://www.sec.gov/ or by requesting a copy from MacKenzie Partners, Inc., (21

MESSAGES 1350, 1345                                             1/12/01 10:51 pm
by: timgollin                                                 Msg: 1406 of 1427
    ---------

Message 1350: "I have to believe that VRC or another real oilfield firm will be involved in this fray before long . . "

If ICO had stayed an independent oilfield services business, without the plastics business, we think this would probably be correct.

In our opinion, the problem for most companies looking at ICO as an acquisition is that the two pieces don't fit together, except to help the Pacholders stay entrenched. It would be a tough sell for a CEO at a big oilfield services company to convince his board to buy a $300 million revenues business so he could divest $200 million of the revenues. Likewise, at a plastics company, it would be tough to justify paying 6x EBITDA for an acquisition when your stock is trading at 3.5x EBITDA - it would be non-strategic and dilutive to earnings. A more logical thing for these big guys to do is to wait for TSP to finish the acquisition of ICO and then make us offers for the pieces. We haven't had those discussions, but obviously at some point it would be worth talking to prospective buyers.

So that leaves people like us as prospective buyers.

Message 1345: "Current management should at least hire an [investment banker] to get the best possible deal for all holders."

Management has hired an investment banker to `assist' them. The problem is, the assistance provided by a banker is generally linked to the objectives of the management. If management doesn't want to sell, the investment banker will find a way to say so (for a fee). We think that the minority of the board not named Pacholder or employed by someone named Pacholder would be well-advised to hire their own investment banker, and we have voiced that opinion to them.

Please bear in mind that other people's comments on bulletin boards, including the comments we have quoted here, represent the opinions of the writers and do not necessarily reflect our own opinion, nor are we responsible for any postings other than our own.

Respectfully yours,

Timothy Gollin, Manager
TRAVIS STREET PARTNERS, LLC

* * * * *

CERTAIN ADDITIONAL INFORMATION
The participants in the proposed solicitation of proxies ("TSP Participants") are TSP and the following persons who are, or have funded capital contributions of, members of TSP: Chris N. O'Sullivan, Timothy J. Gollin, Christopher P. Scully, A. John Knapp, James D. Calaway, Charles T. McCord, III, a joint venture between McCord and Calaway, John V. Whiting, Freeman Capital Management LLC, Robert Whiting, Randall Grace, R. Allen Schubert and Stephen F. Martin. In aggregate, the TSP Participants beneficially own 1,158,300 shares of ICO's common stock or 5.11% of such shares outstanding (based on ICO's Annual Report on Form 10-K for the fiscal year ended September 30, 2000). TSP has filed a preliminary proxy statement with the Securities and Exchange Commission (SEC) in connection with a proposed solicitation that the TSP Participants may make with respect to shareholder proxies for the 2001 Annual Meeting of Shareholders of ICO. The Preliminary Proxy Statement contains important information, including additional information about the views and members of TSP as well as the individuals that TSP intends to nominate for election to the ICO Board of Directors. You should read the Preliminary Proxy Statement in its entirety. It can be obtained at no charge on the SEC's web site at http://www.sec.gov/ or by requesting a copy from MacKenzie Partners, Inc., (212) 929-5500 (call collect) or (800) 322-2885 (toll-free).

MESSAGES 1343, 1342                                             1/12/01 10:55 pm
by: timgollin                                                 Msg: 1407 of 1427
    ---------

Message 1343: "In my experience . . proxy fights seldom succeed for the benefit of all shareholders."

We can't speak to all proxy fights, but this one specifically should make sense to all shareholders, with the possible exception of the Pacholders (not as shareholders but as salaried employees). The basic point in our proxy fight is to replace directors, and to keep replacing directors over the next year or so, until we can organize the sale of the company to the highest bidder.

While TSP would consider `going away' if the Company offered to sell us oilfield services at a reasonable price, other than that we are not going anywhere, and the Company's offer would have to be attractive for us to consider it. We prefer to buy the whole company.

Since the stock price went up only after our 13D announcement, we think the increase was the result of our announcement and that it would probably drop substantially if we announced we'd sold our position.

Message 1342: "BTW, does anyone know who the bond holders are?"

In this year's proxy statement, the Pacholders have finally disclosed that their funds own some $4 million of ICO Senior Notes - another disclosure which should have been made long ago, since these are registered securities. An interesting question: when ICO bought in bonds under par last year, were they purchased from a Pacholder-related entity ?

Please bear in mind that other people's comments on bulletin boards, including the comments we have quoted here, represent the opinions of the writers and do not necessarily reflect our own opinion, nor are we responsible for any postings other than our own.

Respectfully yours,

Timothy Gollin, Manager
TRAVIS STREET PARTNERS, LLC

* * * * *

CERTAIN ADDITIONAL INFORMATION
The participants in the proposed solicitation of proxies ("TSP Participants") are TSP and the following persons who are, or have funded capital contributions of, members of TSP: Chris N. O'Sullivan, Timothy J. Gollin, Christopher P. Scully, A. John Knapp, James D. Calaway, Charles T. McCord, III, a joint venture between McCord and Calaway, John V. Whiting, Freeman Capital Management LLC, Robert Whiting, Randall Grace, R. Allen Schubert and Stephen F. Martin. In aggregate, the TSP Participants beneficially own 1,158,300 shares of ICO's common stock or 5.11% of such shares outstanding (based on ICO's Annual Report on Form 10-K for the fiscal year ended September 30, 2000). TSP has filed a preliminary proxy statement with the Securities and Exchange Commission (SEC) in connection with a proposed solicitation that the TSP Participants may make with respect to shareholder proxies for the 2001 Annual Meeting of Shareholders of ICO. The Preliminary Proxy Statement contains important information, including additional information about the views and members of TSP as well as the individuals that TSP intends to nominate for election to the ICO Board of Directors. You should read the Preliminary Proxy Statement in its entirety. It can be obtained at no charge on the SEC's web site at http://www.sec.gov/ or by requesting a copy from MacKenzie Partners, Inc., (212) 929-5500 (call collect) or (800) 322-2885 (toll-free).

MESSAGE 1340                                                    1/12/01 10:58 pm
by: timgollin                                                  Msg: 1408 of 1427
    ---------

Message 1340: "The risk here remains that management entrenches itself and goes to battle dragging this out for a long time."

Travis Street Partners is interested in acquiring ICO as a company, not in making a small profit on the common stock. It costs money to fight a proxy fight and pay lawyers - money that no other shareholder has yet invested - and we do intend for our investment to be profitable. Thus, we plan to be around for as long as it takes to change the Board of Directors so we can force a sale of the company. To do that we need to get directors elected, unless the existing Board suddenly recognizes that it can best maximize shareholder value by selling the Company to the highest bidder.

With support from some of the existing directors as well as our own nominees, that could happen this year, or it could be stalled until next year. One way or the other, though, we expect to prevail, and we're prepared to stick around.

Having said that, there is no guarantee that we will still be prepared to make an offer at $2.85. If the Company's cash is wasted, or if the Company doesn't meet operating objectives, the value of the Company could drop substantially, and so could our offer. On the other hand, if the Company can convince us that there is more value than we see from looking at the public documents, we'd certainly entertain an increase in our offer.

Please bear in mind that other people's comments on bulletin boards, including the comments we have quoted here, represent the opinions of the writers and do not necessarily reflect our own opinion, nor are we responsible for any postings other than our own.

Respectfully yours,

Timothy Gollin, Manager
TRAVIS STREET PARTNERS, LLC

* * * * *

CERTAIN ADDITIONAL INFORMATION
The participants in the proposed solicitation of proxies ("TSP Participants") are TSP and the following persons who are, or have funded capital contributions of, members of TSP: Chris N. O'Sullivan, Timothy J. Gollin, Christopher P. Scully, A. John Knapp, James D. Calaway, Charles T. McCord, III, a joint venture between McCord and Calaway, John V. Whiting, Freeman Capital Management LLC, Robert Whiting, Randall Grace, R. Allen Schubert and Stephen F. Martin. In aggregate, the TSP Participants beneficially own 1,158,300 shares of ICO's common stock or 5.11% of such shares outstanding (based on ICO's Annual Report on Form 10-K for the fiscal year ended September 30, 2000). TSP has filed a preliminary proxy statement with the Securities and Exchange Commission (SEC) in connection with a proposed solicitation that the TSP Participants may make with respect to shareholder proxies for the 2001 Annual Meeting of Shareholders of ICO. The Preliminary Proxy Statement contains important information, including additional information about the views and members of TSP as well as the individuals that TSP intends to nominate for election to the ICO Board of Directors. You should read the Preliminary Proxy Statement in its entirety. It can be obtained at no charge on the SEC's web site at http://www.sec.gov/ or by requesting a copy from MacKenzie Partners, Inc., (212) 929-5500 (call collect) or (800) 322-2885 (toll-free).

MESSAGE 1332                                                    1/12/01 11:02 pm
by: timgollin                                                  Msg: 1409 of 1427
    ---------

Message 1332: "Split the company up, sell a division, pay down the debt . . "

We think that letting current ICO management sell a division, as a business strategy, doesn't make a lot of sense for common shareholders for the following reasons:

1. A sale of plastics is unlikely to yield enough cash in today's market to pay down the debt associated with it, so we believe that management would need to refinance the Senior Notes and would likely have to take a huge write-off, maybe more than $100 million. We believe that would decimate the company's book equity, possibly making it insolvent.
2. We believe a sale of oilfield services could result in a big tax bill, because the company's basis in the assets is likely to be relatively low. (We won't know the facts here unless ICO lets us look at their books.) Also we believe that the sale of oilfield services would be bad for shareholders, who would be stuck holding shares in a small plastics company in an out-of-favor industry. We believe institutional shareholders would be very unhappy with this action. True, the company would be largely debt free (and cash free). But we estimate it would generate only about $16 million per year in EBITDA after paying for the Pacholders, $2 million in EBIT (after $12 million in D&A), and thus effectively zero in net profit to common shareholders (after paying taxes and preferred stock dividends). That does not imply a high market value for the common stock. Selling oilfield services might be good for TSP, would save the Pacholders for another few years, but we believe would seriously prejudice shareholder values.

3. A sale of either division would compel current management to carry the same bloated corporate G&A on a much smaller revenue base.

4. A refinancing of the junk bonds would be very costly.

Even so, we wouldn't be surprised to see ICO try a sale of a single division. That's why we offered to buy the oilfield services business only. If shareholders don't like this option, they can and should make their voices heard to ICO's Board of Directors, who, as fiduciaries, are supposed to represent the best interests of all shareholders.

Please bear in mind that other people's comments on bulletin boards, including the comments we have quoted here, represent the opinions of the writers and do not necessarily reflect our own opinion, nor are we responsible for any postings other than our own.

Respectfully yours,

Timothy Gollin, Manager
TRAVIS STREET PARTNERS, LLC

* * * * *

CERTAIN ADDITIONAL INFORMATION
The participants in the proposed solicitation of proxies ("TSP Participants") are TSP and the following persons who are, or have funded capital contributions of, members of TSP: Chris N. O'Sullivan, Timothy J. Gollin, Christopher P. Scully, A. John Knapp, James D. Calaway, Charles T. McCord, III, a joint venture between McCord and Calaway, John V. Whiting, Freeman Capital Management LLC, Robert Whiting, Randall Grace, R. Allen Schubert and Stephen F. Martin. In aggregate, the TSP Participants beneficially own 1,158,300 shares of ICO's common stock or 5.11% of such shares outstanding (based on ICO's Annual Report on Form 10-K for the fiscal year ended September 30, 2000). TSP has filed a preliminary proxy statement with the Securities and Exchange Commission (SEC) in connection with a proposed solicitation that the TSP Participants may make with respect to shareholder proxies for the 2001 Annual Meeting of Shareholders of ICO. The Preliminary Proxy Statement contains important information, including additional information about the views and members of TSP as well as the individuals that TSP intends to nominate for election to the ICO Board of Directors. You should read the Preliminary Proxy Statement in its entirety. It can be obtained at no charge on the SEC's web site at http://www.sec.gov/ or by requesting a copy fr

RES MESSAGE 1331                                                1/12/01 11:34 pm
by: travisstreetpartners                                       Msg: 1410 of 1427
    --------------------

Message 1331: "The offer will likely be sweetened to make it work."

That depends on a number of factors. Our basic premise is that we want to offer a fair price to acquire the company. If ICO can show us more value than we currently see in the public documents, we're willing to pay more. If ICO stonewalls and delays, then our costs go up, our risks go up, and our price could be reduced.

Here are two quick not-in-depth fundamental valuation methods for getting to a fair price for ICO:

On an asset valuation basis, ICO has $260 million of tangible assets (including cash), minus $160 million in debt, accrued interest, and other liabilities; $32 million in preferred stock, for a net value of $68 million, less golden parachutes and transaction costs of at least $10 million, equals $58 million. That's about $2.57 per share.

On a cash flow basis, if ICO EBITDA for the next 12 months is $20 million from plastics and $25 million from oilfield services, and we apply a 3.5x multiple for plastics and a 6x multiple to oilfield services, then the value of the business is $70 million (plastics) plus $150 million (oilfield), minus $20 million (5x corporate G&A of $4 million) = $200 million of enterprise value.

From this, subtract $160 million in debt, accrued interest, and other liabilities; $32 million in preferred stock, then add back $39 million in cash and subtract golden parachutes and transaction costs of $10 million. The remaining value is $37 million or about $1.64 per share. So our price of $2.85 is nearly a 74% premium to the values outlined above. Our offer reflects the fact that we believe we can create value at ICO post-closing. And while it's certainly true that small cap oilfield service stocks are trading at more than 6x EBITDA, we believe that private transactions of this size are taking place at 6x multiples.

Of course we think we can make money with the business after we buy it and fix it - otherwise we wouldn't be spending time and investing money in the proxy fight.

In our proxy materials we have consistently advocated that the Company should be sold to the highest bidder. We think our offer is high enough so that in an auction we will prevail.

MESSAGE 1331                                                    1/12/01 11:39 pm
by: travisstreetpartners                                       Msg: 1411 of 1427
    --------------------

Message 1331: "The offer will likely be sweetened to make it work."

That depends on a number of factors. Our basic premise is that we want to offer a fair price to acquire the company. If ICO can show us more value than we currently see in the public documents, we're willing to pay more. If ICO stonewalls and delays, then our costs go up, our risks go up, and our price could be reduced.

Here are two quick not-in-depth fundamental valuation methods for getting to a fair price for ICO:

On an asset valuation basis, ICO has $260 million of tangible assets (including cash), minus $160 million in debt, accrued interest, and other liabilities; $32 million in preferred stock, for a net value of $68 million, less golden parachutes and transaction costs of at least $10 million, equals $58 million. That's about $2.57 per share.

On a cash flow basis, if ICO EBITDA for the next 12 months is $20 million from plastics and $25 million from oilfield services, and we apply a 3.5x multiple for plastics and a 6x multiple to oilfield services, then the value of the business is $70 million (plastics) plus $150 million (oilfield), minus $20 million (5x corporate G&A of $4 million) = $200 million of enterprise value.

From this, subtract $160 million in debt, accrued interest, and other liabilities; $32 million in preferred stock, then add back $39 million in cash and subtract golden parachutes and transaction costs of $10 million. The remaining value is $37 million or about $1.64 per share. So our price of $2.85 is nearly a 74% premium to the values outlined above. Our offer reflects the fact that we believe we can create value at ICO post-closing. And while it's certainly true that small cap oilfield service stocks are trading at more than 6x EBITDA, we believe that private transactions of this size are taking place at 6x multiples.

In our proxy materials we have consistently advocated that the Company should be sold to the highest bidder. We think our offer is high enough so that in an auction we will prevail.

Please bear in mind that other people's comments on bulletin boards, including the comments we have quoted here, represent the opinions of the writers and do not necessarily reflect our own opinion, nor are we responsible for any postings other than our own.

Respectfully yours,

Timothy Gollin, Manager
TRAVIS STREET PARTNERS, LLC

* * * * *

CERTAIN ADDITIONAL INFORMATION
The participants in the proposed solicitation of proxies ("TSP Participants") are TSP and the following persons who are, or have funded capital contributions of, members of TSP: Chris N. O'Sullivan, Timothy J. Gollin, Christopher P. Scully, A. John Knapp, James D. Calaway, Charles T. McCord, III, a joint venture between McCord and Calaway, John V. Whiting, Freeman Capital Management LLC, Robert Whiting, Randall Grace, R. Allen Schubert and Stephen F. Martin. In aggregate, the TSP Participants beneficially own 1,158,300 shares of ICO's common stock or 5.11% of such shares outstanding (based on ICO's Annual Report on Form 10-K for the fiscal year ended September 30, 2000). TSP has filed a preliminary proxy statement with the Securities and Exchange Commission (SEC) in connection with a proposed solicitation that the TSP Participants may make with respect to shareholder proxies for the 2001 Annual Meeting of Shareholders of ICO. The Preliminary Proxy Statement contains important information, including additional information about the views and members of TSP as well as the individuals that TSP intends to nominate for election to the ICO Board of Directors. You should read the Preliminary Proxy Statement in its entirety. It can be obtained at no charge on the SEC's web site at http://www.sec.gov/ or by requesting a copy from MacKenzie Partners, Inc., (212) 929-5500 (call collect) or (800) 322-2885 (toll-free).

MESSAGE 1328                                                    1/12/01 11:41 pm
by: travisstreetpartners                                       Msg: 1412 of 1427
    --------------------

Message 1328: "Remember how the company . . paid Mr. Pacholder a big bonus (for his efforts in the lawsuit), after the jury verdict, only to see it overturned on appeal?"

The bonuses the Pacholders paid themselves in connection with the John Wood Group PLC litigation and the externally-forced sale of the Company's interest in Wedtech have not been repaid, according to the Company's most recent disclosures. On the John Wood Group PLC litigation, the appeals court has essentially shut down the Pacholders on a number of the major issues, but the appeals will undoubtedly continue.

In the first place, we think it's outrageous and irregular that the Pacholders would pay themselves bonuses on the basis of a jury verdict. We think that hiring lawyers and fighting court battles falls within the normal bounds of `doing your job' as a CFO or CEO.

Even if management should get a bonus for success in court, surely the bonus should be paid only when the company receives the cash - not when the jury award is made. You'll note that from an accounting point of view, the award was never treated as income on the Company's books.

The Pacholders need to give this money back.

Please bear in mind that other people's comments on bulletin boards, including the comments we have quoted here, represent the opinions of the writers and do not necessarily reflect our own opinion, nor are we responsible for any postings other than our own.

Respectfully yours,

Timothy Gollin, Manager
TRAVIS STREET PARTNERS, LLC

* * * * *

CERTAIN ADDITIONAL INFORMATION
The participants in the proposed solicitation of proxies ("TSP Participants") are TSP and the following persons who are, or have funded capital contributions of, members of TSP: Chris N. O'Sullivan, Timothy J. Gollin, Christopher P. Scully, A. John Knapp, James D. Calaway, Charles T. McCord, III, a joint venture between McCord and Calaway, John V. Whiting, Freeman Capital Management LLC, Robert Whiting, Randall Grace, R. Allen Schubert and Stephen F. Martin. In aggregate, the TSP Participants beneficially own 1,158,300 shares of ICO's common stock or 5.11% of such shares outstanding (based on ICO's Annual Report on Form 10-K for the fiscal year ended September 30, 2000). TSP has filed a preliminary proxy statement with the Securities and Exchange Commission (SEC) in connection with a proposed solicitation that the TSP Participants may make with respect to shareholder proxies for the 2001 Annual Meeting of Shareholders of ICO. The Preliminary Proxy Statement contains important information, including additional information about the views and members of TSP as well as the individuals that TSP intends to nominate for election to the ICO Board of Directors. You should read the Preliminary Proxy Statement in its entirety. It can be obtained at no charge on the SEC's web site at http://www.sec.gov/ or by requesting a copy from MacKenzie Partners, Inc., (212) 929-5500 (call collect) or (800) 322-2885 (toll-free).

MESSAGE 1327                                                    1/12/01 11:42 pm
by: travisstreetpartners                                       Msg: 1413 of 1427
    --------------------

Message 1327: "How can current shareholders see anything lower than the proposed price ?"

Lots of ways.

Shareholders could see a price lower than the current price if the Pacholders decide to adopt delaying tactics. One such strategy is to announce that ICO has hired an investment banker and is looking for `better offers', then delay and blame the failure to sell the company on `market conditions'. In this case, we think the price will go back to the $1.00 - $1.50 range.

Remember, the company is not a static entity. A year of fighting is going to waste its people's energy and resources and could hurt it in the marketplace. And, fundamentally, on a small, thinly traded stock, most people other than current shareholders simply don't care. If management entrenches and is unwilling to cooperate in realizing shareholder value, we believe that the value of the company will deteriorate, the share price will skid, and the price at which the company is ultimately sold will be lower than our $2.85 offer.

Please bear in mind that other people's comments on bulletin boards, including the comments we have quoted here, represent the opinions of the writers and do not necessarily reflect our own opinion, nor are we responsible for any postings other than our own.

Respectfully yours,

Timothy Gollin, Manager
TRAVIS STREET PARTNERS, LLC

* * * * *

CERTAIN ADDITIONAL INFORMATION
The participants in the proposed solicitation of proxies ("TSP Participants") are TSP and the following persons who are, or have funded capital contributions of, members of TSP: Chris N. O'Sullivan, Timothy J. Gollin, Christopher P. Scully, A. John Knapp, James D. Calaway, Charles T. McCord, III, a joint venture between McCord and Calaway, John V. Whiting, Freeman Capital Management LLC, Robert Whiting, Randall Grace, R. Allen Schubert and Stephen F. Martin. In aggregate, the TSP Participants beneficially own 1,158,300 shares of ICO's common stock or 5.11% of such shares outstanding (based on ICO's Annual Report on Form 10-K for the fiscal year ended September 30, 2000). TSP has filed a preliminary proxy statement with the Securities and Exchange Commission (SEC) in connection with a proposed solicitation that the TSP Participants may make with respect to shareholder proxies for the 2001 Annual Meeting of Shareholders of ICO. The Preliminary Proxy Statement contains important information, including additional information about the views and members of TSP as well as the individuals that TSP intends to nominate for election to the ICO Board of Directors. You should read the Preliminary Proxy Statement in its entirety. It can be obtained at no charge on the SEC's web site at http://www.sec.gov/ or by requesting a copy from MacKenzie Partners, Inc., (212) 929-5500 (call collect) or (800) 322-2885 (toll-free).

RE: PROXY QUESTIONS                                              1/13/01 1:39 am
by: timgollin                                                  Msg: 1415 of 1427
    ---------

Record date per ICO's preliminary proxy information is 18 January 2001.

The actual vote is at the meeting. We will solicit proxies when we are allowed to by the SEC.

TSP supports the slate of

A. John Knapp
Charles T. McCord, III
James D. Calaway

These three candidates are committed to a sale of the company to the highest bidder, even if the highest bidder is not TSP.

Please bear in mind that other people's comments on bulletin boards, including the comments we have quoted here, represent the opinions of the writers and do not necessarily reflect our own opinion, nor are we responsible for any postings other than our own.

Respectfully yours,

Timothy Gollin, Manager
TRAVIS STREET PARTNERS, LLC

* * * * *

CERTAIN ADDITIONAL INFORMATION
The participants in the proposed solicitation of proxies ("TSP Participants") are TSP and the following persons who are, or have funded capital contributions of, members of TSP: Chris N. O'Sullivan, Timothy J. Gollin, Christopher P. Scully, A. John Knapp, James D. Calaway, Charles T. McCord, III, a joint venture between McCord and Calaway, John V. Whiting, Freeman Capital Management LLC, Robert Whiting, Randall Grace, R. Allen Schubert and Stephen F. Martin. In aggregate, the TSP Participants beneficially own 1,158,300 shares of ICO's common stock or 5.11% of such shares outstanding (based on ICO's Annual Report on Form 10-K for the fiscal year ended September 30, 2000). TSP has filed a preliminary proxy statement with the Securities and Exchange Commission (SEC) in connection with a proposed solicitation that the TSP Participants may make with respect to shareholder proxies for the 2001 Annual Meeting of Shareholders of ICO. The Preliminary Proxy Statement contains important information, including additional information about the views and members of TSP as well as the individuals that TSP intends to nominate for election to the ICO Board of Directors. You should read the Preliminary Proxy Statement in its entirety. It can be obtained at no charge on the SEC's web site at http://www.sec.gov/ or by requesting a copy from MacKenzie Partners, Inc., (212) 929-5500 (call collect) or (800) 322-2885 (toll-free).